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                       [SUTHERLAND ASBILL & BRENNAN LLP]

                                  April 24, 2003

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:      Southern Farm Bureau Life Variable Life Account
                  (File No. 333-68114)
                  -----------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 3 to the registration statement on Form N-6 for Southern Farm Bureau Life Variable Life Account (File No. 333-68114). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By:  /s/ Stephen E. Roth
                                              -------------------
                                              Stephen E. Roth